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                                                                   Exhibit 10.52


                                SHARING AGREEMENT


      THIS SHARING AGREEMENT is made this 31st day of January, 1999 by and between NORWEST BANK MINNESOTA, National Association, as Trustee (the "Trustee") under the Indenture relating to the 11% Senior Secured Notes due 2003 dated as of January 31, 1999 for up to $26 million, subject to adjustment, RAINTREE HEALTHCARE CORPORATION ("RainTree Healthcare"), both as Issuer of the New Senior Notes, and together with BritWill Healthcare Company, a Delaware corporation ("BHC"), a guarantor of the Indiana Returned Facility Note, BritWill Indiana Partnership, an Arizona general partnership, the maker of the Indiana Returned Facility Note ("Maker"), BHC (RainTree Healthcare, BHC and Maker collectively "RainTree"), and OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Omega").

                                    RECITAL:

      On January 29, 1999 the Debtors' First Amended Joint Plan of Reorganization Dated October 15, 1998, as further amended (the "Plan"), filed in the United States Bankruptcy Court for the District of Arizona and styled, In re Unison HealthCare Corporation, Case Nos. B-98-06583-PHX-GBN through B-98-06612-PHX-GBN, and In re BritWill Investments-I, Inc., Case Nos. B-98-0173-PHX-GBN through B-98-0175-PHX-GBN, (Jointly Administered), was confirmed. Pursuant to Section 6.1.2(c) of the Plan, a sharing arrangement is required by and between the Trustee, RainTree and Omega. This Sharing Agreement sets forth the terms and conditions of the sharing arrangement. Capitalized terms used herein without definition have the meanings set forth in the Plan.

      NOW, THEREFORE, the Trustee, RainTree and Omega hereby agree as follows:

      1. DEFINITIONS: Unless defined otherwise in this Sharing Agreement, the terms used herein are as defined in the Plan. In addition, the following definitions are used herein:

      "BLOCKAGE PERIOD" shall mean any period of time during which a continuing Default exists. If a Default is cured or waived, the Blockage Period shall end. There may be one or more Blockage Periods.

      "DEFAULT" shall mean the occurrence of an Event of Default as defined in the Indiana Returned Facility Note, issued by Maker and dated as of January 31, 1999, as such may be amended (the "IRF Note").

      "ORIGINAL PLAN PAYMENT" shall mean the sum of (x) the principal of the Senior Notes issued as of the Effective Date plus (y) the Effective Date Excess Cash paid to creditors entitled to receive New Senior Notes.

      "PARAGRAPH 2 SHARING PAYMENTS" shall mean the sharing of certain principal payments required to be made as set forth in Paragraph 2 of this Sharing Agreement.
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      "SHARING CONDITIONS" shall mean that the following shall have occurred:
(i) on the second anniversary of the Effective Date principal payments made between the Effective Date and the second anniversary of the Effective Date have not reduced the Original Plan Payment by at least 50%, which reductions shall include, without limitation, payments of Effective Date Excess Cash, and (ii) a Blockage Period does not exist.

      2. AGREEMENT TO SHARE CERTAIN PRINCIPAL PAYMENTS: If on or after the second anniversary of the Effective Date of the Plan, the Sharing Conditions are met, payments of principal by RainTree with regard to the IRF Note shall be shared pari passu among Omega and the holders of the New Senior Notes, provided, however, no sharing shall occur with regard to the proceeds of any collateral held as security by Omega with regard to the IRF Note. RainTree agrees to make Paragraph 2 Sharing Payments due to Omega in the place of any periodic payment terms set forth in the IRF Note. RainTree shall make the Paragraph 2 Sharing Payments due to holders of the New Senior Notes to the Trustee for application pursuant to the Indenture. If a Blockage Period occurs, Paragraph 2 Sharing Payments shall cease during such period and, during the Blockage Period, payments shall be made to Omega on the IRF Note as though this Sharing Agreement did not exist. Payments made during a Blockage Period shall not be shared even if subsequent to such payment the Blockage Period is ended. Once a Blockage Period ends, subsequent Paragraph 2 Sharing Payments with regard to the IRF Note shall be shared pari passu among Omega and the holders of the New Senior Notes. Regardless of whether or not a Blockage Period exists, RainTree shall pay interest on the Omega Returned Facility Note as required by such note.

      3. NO DEFAULT UNDER OMEGA RETURNED FACILITY NOTE: Omega hereby agrees that Paragraph 2 Sharing Payments will not constitute an Event of Default under the IRF Note on account of the failure to pay the full periodic principal payments required under such Note nor a default with respect to any of the Company's other obligations to Omega. All payments deferred on account of this Sharing Agreement shall be repaid pursuant to the terms of the IRF Note. All principal that is deferred because of this Sharing Agreement shall bear interest at the rate of ten percent (10%) per annum from the date it would otherwise have been paid.

      4. NO COLLATERAL SHARING: This Sharing Agreement is not a sharing or assignment of collateral securing the IRF Note.

      5. NOTICES: Upon Default, Omega shall commence the Blockage Period by notifying the Maker, BHC, RainTree Healthcare and Trustee. All notices, demands, requests, consents, approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served upon an Executive Officer of the party being served or mailed (by registered or certified mail, return receipt requested and postage prepaid), or delivered by national overnight delivery service such as Federal Express or D.H.L., or sent by facsimile transmission addressed to the respective parties, as follows:


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            (i)   If to RainTree Healthcare, Maker or BHC:

                  RainTree HealthCare Corporation
                  15300 North 90th Street
                  Suite 100
                  Scottsdale, Arizona 85260

                  ATTN: Michael A. Jeffries
                  Tel:  (602) 607-4000
                  Fax:  (602) 607-4014

                  with a copy to:

                  ATTN: Nir E. Margalit
                  Tel:  (602) 607-4000
                  Fax:  (602) 607-4114

            (ii)  If to Omega:

                  Omega Healthcare Investors, Inc.
                  900 Victors Way
                  Suite 350
                  Ann Arbor,  MI  48108
                  ATTN:  Essel W. Bailey, Jr.
                  Tel: (734) 747-9890
                  Fax: (734) 996-0020

                  with a copy to:

                  Dykema Gossett
                  ATTN: Fred J. Fechheimer
                  1577 North Woodward Avenue
                  Bloomfield Hills, Michigan 48304-2820
                  Tel: (248) 203-0743
                  Fax: (248) 203-0763

            (iii) If to the Trustee:

                  Norwest Bank Minnesota, National Association
                  Sixth & Marquette
                  Minneapolis, MN 55479
                  Attention: Corporate Trust Services


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      6. COUNTERPARTS: This Sharing Agreement may be executed in separate counterparts, each of which shall be considered an original when each party has executed and delivered to the other one or more copies of this Sharing Agreement.

      7. CHOICE OF LAW: This Sharing Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to Michigan's conflict of interest rules.

      8. ENTIRE AGREEMENT: Except for the Plan and the IRF Note, this Sharing Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter shall be binding upon either party unless expressed herein.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                    NORWEST BANK MINNESOTA,
                                    National Association, Trustee

                                    By:  _____________________________________

                                         Its:_________________________________


                                    RAINTREE HEALTHCARE CORPORATION,

                                    By:  _____________________________________

                                         Its:_________________________________



                                    OMEGA HEALTHCARE INVESTORS, INC.,
                                    a Maryland corporation

                                    By:  _____________________________________
                                         F. Scott Kellman
                                         Its:  Executive Vice President


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                                    BRITWILL INDIANA PARTNERSHIP,
                                    an Arizona general partnership

                                    By:  Britwill Investments-I, Inc.

                                    By:  _____________________________________

                                         Its:_________________________________


                                    BRITWILL HEALTHCARE COMPANY,
                                    a Delaware company

                                    By:  _____________________________________

                                         Its:_________________________________


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